Form C

Cover Page

Name of issuer:

Proof of Concept, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: NY

Date of organization: 4/22/2011

Physical address of issuer:

67 35th St.
C405
Brooklyn NY 11232

Website of issuer:

http://barrowsintense.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- [x] Common Stock
- [ ] Preferred Stock
- [ ] Debt
- [ ] Other

If Other, describe the security offered:

Target number of securities to be offered:

50,000

Price:

$1.00

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1;

Target offering amount:

$50,000.00

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- [ ] Pro-rata basis
- [ ] First-come, first-served basis
- [x] Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$100,000.00

Deadline to reach the target offering amount:

12/13/2016

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$88,346.00	$82,967.00
Cash & Cash Equivalents:	$5,857.00	$1,944.00
Accounts Receivable:	$45,979.00	$20,879.00
Short-term Debt:	$201,320.00	$58,909.00
Long-term Debt:	$70,000.00	$65,330.00
Revenues/Sales:	$540,097.00	$300,519.00
Cost of Goods Sold:	$175,214.00	$82,643.00
Taxes Paid:	$0.00	$0.00
Net Income:	($141,702.00)	($25,893.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Proof of Concept, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Joshua E Morton	President	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Joshua E. Morton	3,680,000 common units	100.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> The founder still has part time management responsibilities for his previous computer consulting company(JEM CONSULTING). While he is currently in the process of winding down JEM Consulting and expects to transition the remainder of its clients to other consultant partners over the next year, there will be some distraction from Barrows Intense operations.
>
> Serralles USA is our national distribution partner. If a disruption within the organization affected our distribution footprint. i.e., key personnel or financial issues, it would negatively impact our sales.
>
> Potential mergers, consolidation or major supplier realignments
>
> A directly competitive product introduced by a major spirits supplier
>
> Major disruption to ginger supply due to global crisis or weather event

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: Create a 50ml version and produce an initial batch for Off-premise, Cocktail Kits and Hotels.

If we raise: **$100,000**

Use of Proceeds: Create a 50ml plus

Test in 3 markets Team Intense field marketing to build brand awareness and increase On-premise accounts.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The securities being offered are shares of Class C Common Units, which are non-voting membership units ("Units"). Investors will be required to execute the Company's limited liability company operating agreement, which sets forth terms of the Units, other membership units of the Company, management of the Company, and other rights and restrictions applicable to holders of the Company's membership interests.

Valuation; Concurrent Financing. The purchase price of the Units ($1.00 per Unit) is based on a Company pre-money valuation of $4,000,000. Concurrently with this offering, the Company proposes to conduct an offering of up to 500,000 Series A Preferred Units at a price of $1.00 per Series A Preferred Unit. Assuming the sale of the maximum number of Units in this offering and the maximum number of Series A Preferred Units, the Investors will own an aggregate of approximately 2.2% of the Company.

Voting. Except as may otherwise be required by law, Investors shall have no voting rights.

Preferred Liquidation Preference. The Series A Preferred Units have a liquidation preference senior to the common units, including the Class C Common Units, which means that in the event of a liquidation or sale of the Company, holders of Series A Preferred Units shall be entitled to receive, prior to holders of common units, including the Class C Common Units, an amount equal to their investment.

Management. Except as may otherwise be required by law, the board of managers of the Company shall have full authority to manage the property, business and operations of the Company.

Required Sale. If the Board of Managers of the Company approves the sale or merger of the Company, the Investors agree to vote for andconsent to such sale or merger.

Right of First
Refusal / Tag-Along Rights. Before an Investor may sell Units, the Investor must offer such Units for sale to the Company and the other members of the Company. Also, before an Investor may sell Units, the Investor must give other members an opportunity to participate in such sale on a basis proportionate to the amount of securities held by the Investor and those held by the other members.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the Class C Common Units may be modified at any time by the board of managers and holders of a majority of the outstanding membership interests. Such modification does not require the approval of the Investors.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Preferred Units (Series A)	500,000		No	Yes
Common Units (Founders)	4,000,000	4,000,000	Yes	No
Common				

Units (Class C)	100,000	0	No	No
Common Stock			No	No
Debt Securities				No
Other				No

Class of Security	**Securities Reserved for Issuance upon Exercise or Conversion**
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

Founders Common Units...4,000,000

Other than the Founders Common Units, there are no securities outstanding at the commencement of this offering.

Concurrently with this offering, the Company proposes to conduct an offering of up to 500,000 Series A Preferred Units at a price of $1.00 per Series A Preferred Unit.

Terms of the Founders Common Units

The terms of the Founders Common Units are identical to the terms of the Class C Common Units, except that the Founders Common Units are voting units, and the holders thereof are entitled to one vote per Founders Common Unit on all matters voted upon by the members, including the election of the board of managers.

Terms of the Series A Preferred Units

Valuation. The purchase price of the Series A Preferred Units ($1.00 per Unit) is based on a Company pre-money valuation of $4,000,000. The Company proposes to conduct an offering of up to 500,000 Series A Preferred Units at a price of $1.00 per Series A Preferred Unit. Assuming the sale of the maximum number of Units in this offering and the maximum number of Series A Preferred Units, holders of the Series A Preferred Units will own an aggregate of approximately 10.9% of the Company.

Voting. Holders of Series A Preferred Units are entitled to one vote per Series A Preferred Unit on all matters voted upon by the members.

Preferred Liquidation Preference. Upon a sale or liquidation of the Company, holders of Series A Preferred Units will be paid, prior to any payment to holders of common units, the greater of: (i) the amount of their original investment, and (ii) the amount such holders would receive on a proportional basis with holders of common units.

Management. Except as may otherwise be required by law, the board of managers of the Company shall have full authority to manage the property, business and operations of the
Company.

Required Sale. If the Board of Managers of the Company approves the sale or merger of the Company, holders of Series A Preferred Units agree to vote for and consent to such sale or merger.

Preemptive Purchase Right. Holders of Series A Preferred Units have a right, based on their percentage ownership in the Company, to participate in subsequent financings of the Company, subject to customary exclusions.

Right of First Refusal / Tag-Along Rights. Before a holder of Series A Preferred Units may sell such units, the holder must offer such units for sale to the Company and the other members of the Company. Also, before a holder of Series A Preferred may sell Units, the holder must give other members an opportunity to participate in such sale on a basis proportionate to the amount of securities held by such holder and those held by the other members.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

In the event the Company issues any additional securities, an Investor's interests in the Company will be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In the event the Company issues any profits interests, including the issuance of profits interests under any Company incentive compensation plan established for its employees and other service providers, or enters into any agreement conferring any economic right to other investors, an Investor's economic interests in the Company may decrease.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see any returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the principal unitholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other unitholders, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal unitholders may change the terms of the operating agreement for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal unitholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to Investors but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see any returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;

- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor will hold non-voting units, and therefore has no control or influence over the governance and operations of the Company, other than with respect to limited decisions as prescribed by law. With respect to those limited decisions, the Investors will hold a minority position, and as such, will have very little or no control or influence over such decisions.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board of Managers, and the Investor will have no independent right to name or remove an officer or member of the Board of Managers of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Private Loan of $70,000 at 2.75% with maturity date 7/1/2023

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Proof of Concept LLC currently produces Barrow's Intense Ginger Liqueur. Barrow's Intense Ginger Liqueur is made with fresh ginger producing big bold flavor.

The company generated revenue thru the production and sale of its Barrow's Intense Ginger Liqueur. The product is sold via retail liquor stores as well as in bar and restaurants. It is currently distributed in 35 states and DC. Proof of Concept LLC has a national sales and distribution deal with Serralles, USA.

The company's revenue grew in 2015 with sales increasing 79% from 2014. As an early stage company we have experienced losses thus far in our operating history. We expect to continue to grow our business, although there is no guarantee that our historical results or cash flows will continue to develop in the same way. Our goal is to be profitable with 3 to 4 years.

We continue to grow the brand thru expanded marketing and promotion increasing our spending from $128,000 in 2014 to $286,000 in 2015.

We can increase our current sales by an additional 75% without any additional capital investment. We can then double our production capacity with a capital investment of under $10k.

In the first quarter of 2016 there was a major change to our distributor network. This has resulted in in a short term decrease in sales. We expect our new distributor network to be provide a long-term benefit as we will have more focus from than from our previous network. We are now just starting to see the benefits of the change with YoY gains as our new distributors are getting up to speed. But our overall sales for 2016 will be up only slightly from 2015 due to the transition.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Joshua E Morton, certify that:

(1) the financial statements of Proof of Concept, LLC included in this Form are true and complete in all material respects; and

(2) the tax return information of Proof of Concept, LLC included in this Form reflects accurately the information reported on the tax return for Proof of Concept, LLC filed for the fiscal year ended 2015.

Joshua E Morton
President

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://barrowsintense.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Class C Common Unit Subscription Agreement

Appendix C: Financial Statements & Tax Returns

Financials 1

Appendix D: Director & Officer Work History

Joshua E Morton

by Wefunder Portal LLC

INVEST IN BARROW'S INTENSE

Award-winning ginger liqueur handmade in Brooklyn


INTENSE
Are You Intense?

34
investors

$25,612
raised of $50K-$100K goal

Buy Stock

$1/unit | **$4M** pre-money valuation

If you invest, you're betting the company will be worth more than $4M in the future.

$500 min INVEST

FOLLOW FOR UPDATES SHARE TWEET

COMPANY PROFILE ASK QUESTION

> *Barrow's Intense is made with only 4 ingredients: fresh ginger, water, sugar and neutral cane spirit. No chemicals, no preservatives, no heat and not filtered, meaning what you get is unadulterated ginger flavor. That ginger kick has won us Best in Class at the SIP Awards, 4 Stars from Bev X and an A+ rating from Good Spirit News.*



Josh Morton
CEO, BARROW'S INTENSE

KEY FACTS

- Only nationally distributed American made craft ginger liqueur
- More than 200 lbs. of fresh ginger in every batch
- Distributing in 35 states plus Washington, DC
- Platinum Best in Class SIP, 94 Points Tasting Panel, Gold Medal Craft Spirit Awards
- 66% gross margins
- 80% growth year over year
- Kosher, Vegan & Gluten Free

OUR AMBITION

Barrow's Intense started out in a kitchen, made in small batches just for friends. Today our partnership with Seralles USA makes us the only nationally-distributed craft ginger liqueur on the market. Barrow's Intense wants to be the Sam Adams of craft spirits: a staple on every bartenders' shelf and a go-to ingredient for any home.

DOCUMENTS

Barrows_Intense_Pitch_Deck.pdf

INVESTOR PERKS

$500+ 'I'm Intense' limited edition owners T-shirt.

$5,000+ A private tour of our production facility.

WHY I LIKE BARROW'S INTENSE

Every investor has a way of analyzing opportunity. For me, the idea must resonate deep inside my gut, which is exactly what Barrow's Intense does, quite literally. Josh is the sherpa who knows how to use every ounce of gumption and grit, not to mention super size smarts and creativity, to elevate his idea and then ultimately raise it to some goal post whereby everyone wished they had invested more. I bet on Josh Morton because he is a founder who meets my investment criteria and who actually gives a damn about every person in the equation, which is a rare find. Both Josh and his product Barrow's Intense are thoroughly original, unique and full of integrity.



Julie Smith
TEAM CAPTAIN, RECESS VENTURES

THE BUZZ ABOUT BARROW'S INTENSE

Barrow's Intense checks all the right boxes: meticulously handcrafted, superb packaging, perfect positioning and unrivaled taste. I didn't know such a flavor existed. Who knew that such an INTENSELY good product could be derived from the most common of ingredients? Of course, the rest of us could attempt to replicate Barrow's a thousand times with a thousand methods and still not come close to achieving what Josh Morton has here. The "secret sauce" as it were, is Josh himself.

Ariel Schlein
President, Dutch Spirits

Newer names like St-Germain, Barrow's Intense ginger liqueur and RumChata cream liqueur have helped expand the mixologist's cocktail toolbox and open up a world of new drinks options with a nod to the classics.

Market Watch
Nov 2015

If Domaine de Canton has a kiss of ginger flavor, Barrow's Intense is a punch to the mouth...A shot of Barrow's Intense Ginger will certainly clear out your sinuses, but will also absolutely leave you craving more.

Paste Magazine
Feb 2015

"A fixture of the well at The Way Back, 'the new bartender's ketchup.'"

Chad Michael George
President, USBG Colorado/Bar Owner

Produced in super-small batches, Barrow's Ginger Liqueur is made from unpeeled fresh ginger, hand-turned, chopped and soaked in neutral cane spirit, then strained unfiltered. The result of this artisinal effort is an unadulterated intensely ginger flavor that's unlike anything else in the ginger category.

Tasting Panel Magazine

Oct 2015

With an artisanal approach and a flavor you can't find elsewhere in the market, this handmade ginger juice has already carved a serious niche in the specialty liqueur class. Its adaptability and "plays well with others" profile is making it a favorite among bartenders across the country.

Tasting Panel Magazine

Jul 2015

Now [Barrow's Intense] is our new favorite liqueur. Here's why: it's handcrafted, containing only four ingredients: ginger, sugar, cane spirit and filtered water, it smells intoxicating, and it tastes like straight-up, in-your-face fresh ginger. Intense is a befitting name. The flavor is all ginger, all day, yet it's perfectly balanced with just enough sweetness.

Food Loves Beer Magazine

Aug 2014

"Barrow's Intense is absolutely a great liqueur – the fact that literally overnight I could put together five cocktails featuring it, not one being a mule, speaks to its versatility."

Alex Haskell

Owner, Iron Station, NY

Bloomberg

Six Refreshing Whiskey Cocktails That Are Perfect for Summer

April 5, 2016

It might feel like summer's almost over, but there are plenty more of these long, muggy days ahead. One of the best ways to actually enjoy them is with whiskey, shaken up into refreshing summer-appropriate cocktails, of course.

MEN'S JOURNAL

Best Drinks From the 2013 Manhattan Cocktail Classic - The New Frontier.

April 5, 2016

This recipe, from Warren Bobrow's forthcoming book, ' Apothecary Cocktails,' is built for summer - at a barbecue or simply for a hot day spent on the porch. Ingredients * 1 oz Half Moon Orchard Gin * 2 oz Barrow's Intense Ginger Liqueur * 2 oz Poland Spring

Distilzine

A la decouverte de Barrow's Intense Ginger Liqueur

February 8, 2016

Quand on evoque une liqueur au gingembre, on pense sans doute spontanement a Domaine de Canton. Mais est-ce la seule ? En effet, une alternative particulierement interessante existe du cote de Greenwood a Brooklyn (NY), et j'ai eu le plaisir de

Inc.

4 Secrets to Creating a Brand From Scratch

January 21, 2016

When Eve Alintuck and Josh Morton met at age 9 in Wellesley, Mass., the two friends couldn't have known that 35 years later, they'd launch Barrow's Intense, a ginger-flavored liquor brand that would get national distribution.

dallasnews.com

New York vs. Hawaii: A tale of two food festivals

December 4, 2015

Around the corner at the spirits portion of the event, Josh Morton and Eve Alintuck were serving samples of Barrow's Intense, a homemade ginger liqueur distilled in Brooklyn.

INFLUENCE Magazine - Fall 2015
November 30, 2015

Barrow's Intense is a delicious new way to make craft cocktails. With more than 200 pounds of fresh ginger in every batch and no artificial anything, this liqueur is the perfect gift for people who love to create cocktails at home, cook, bake, or just give a

Liqueur Mixology Is A Balancing Act
November 12, 2015

As today's drinker is increasingly exposed to historic cocktail recipes, an appreciation of storied and artisanal liqueurs is a natural progression. Indeed, most traditional tipples call for at least one liqueur, and sometimes a liqueur can even fill the role of

Eat up at New York City's Wine and Food Festival
October 25, 2015

Around the corner at the spirits portion of the event, Josh Morton and Eve Alintuck were serving up samples of Barrow's Intense, a homemade ginger liqueur distilled in Brooklyn. "Josh and I became friends when we were in elementary school because we

The Tasting Panel Magazine - October 2015
October 1, 2015

Produced in super-small batches, Barrow's Ginger Liqueur is made from unpeeled fresh ginger, hand-turned, chopped and soaked in neutral cane spirit, then strained unfiltered in in a sugar-water tank for a week. The result of this artisinal effort is an

The Tasting Panel magazine - July 2015
July 5, 2015

Barrow's Intense founder Joshua Morton and co-owner Eve Alintuck didn't set out with visions of revolutionizing the spirit industry's ginger category. But they may have just done it.

Blended Scotch Makes for a Bonnie Lass at Adrift Tiki Bar
June 9, 2015

Bonnie Lass at Adrift Tiki Bar Every bartender has a go-to drink - the drink they order when they get off work and slide into the solace of the quiet corner of a darkened bar somewhere. They wouldn't think of burdening their bartender with a

An Intense Tour at Barrow's Ginger Liqueur
June 4, 2015

The fish tank at Barrow's Intense Ginger Liqueur distillery contains two metaphors. The first is a Red Pacu fish named Red. "He was originally 1-inch long, but is not tank-constrained, so he'll keep growing as much as you feed him.

9 Perfect Summer Cocktail Recipes- Gear Patrol
April 10, 2015

Summer Booze Makes Me Feel Fine It's finally here: margarita weather. After a seemingly endless season of stouts and burlier spirits - bourbon, Scotch, and so on - your drinking habits can take after your attitude, and lighten up. However, let's not

Ginger Liqueur Is So Hot Right Now. And Intense.
February 5, 2015

If Domaine de Canton has a kiss of ginger flavor, Barrow's Intense is a punch to the mouth. Ginger is not a new or innovative ingredient for anyone that regularly dines at restaurants better than fast food chains. I

5 National Margarita Day Recipes To Serve, Sip, And Savor
February 1, 2015

Photo courtesy of Tequila Herradura Ingredients: 2 oz Herradura Silver ¾ oz Lime juice 3 slices of scotch bonnet pepper 3 cubic inches of mango diced ½ oz mango jam Directions: Crush mango and chili slices in the base of a shaker with a muddler. Add

Winter Retreat Cocktail with Flag Hill Spiced Rum
January 1, 2015

Starting with a high-quality molasses, Flag Hill Spiced Rum is fermented and distilled at Flag Hill Winery and Distillery in Lee. It's given a taste of sweetness with New Hampshire maple syrup before macerating in hand-sliced Tahitian vanilla beans,

The 12 bottles of Christmas
December 20, 2014

Gift-worthy bottles of liquor and wine deserving of a spot under your Christmas tree.

Gifts for food lovers - Photos - Holiday gift guide 2014: Gifts for food lovers
December 1, 2014

Barrow's Intense Ginger Liqueur, $34.99 for 750 ml at barrowsintense.com.

Six Fall Liqueurs for Better Fall Cocktails * Gear Patrol
November 26, 2014

If you haven't heard, pumpkins have peaked. Sure, the naysayers are as of yet a minority - count John Oliver and our own Chris Wright among them - but ask yourself: where can pumpkins go from here? Beyond pumpkin spice beers and

A Rum Executive's Weight and Interval Workouts
August 25, 2014

John Eason started lifting weights almost four decades ago, when he first visited a gym at age 12. In college, he played football and trained as a bodybuilder before deciding he wouldn't make it at a competitive level. At the age of 51, he says his

Intensely Loaded Beer Cocktail Recipe
August 1, 2014

Like a Michelada, only more intense!

Barrow's Intense Ginger Liqueur Spices Up the Glass
November 19, 2013

Ginger liqueur adds elegance and versatility to a bar, and for years, that meant a bottle of Domaine de Canton. But thanks to Josh Morton, Brooklyn now has its very own all-natural variety of the spirit: Barrow's Intense Ginger Liqueur. Barrow's is a

NO ONE DOES GINGER LIKE US

We use 200 Lbs of ginger in every single batch. That unadulterated ginger flavor is what landed us a partnership with Serralles USA, making us the only nationally distributed craft ginger liqueur on the market.









THE COMPETITION IS WEAK

Barrow's Intense uses a neutral cane base, so the flavor is pure ginger. Unlike our main competitors, Barrow's Intense can be combined with all spirits, increasing application and usage. We are the only nationally distributed craft ginger liqueur.


King's Ginger

Competition: King's Ginger

- *Distilled ginger flavored whiskey*
- *Limited mix-ability due to whiskey base*
- *Strong alcohol taste*


INTENSE

Us: Barrow's Intense

- *200 lbs of ginger in every batch*
- *Mixes with all base spirits and drinks straight*
- *Bottle designed for bartender use and reuse*


DOMAINE
CANTON

Competition: Domain de Canton

- *Weak ginger flavor*
- *Cognac base doesn't mix with all liquors*
- *Bottle not bartender-friendly*

"Barrow's Intense is absolutely a great liqueur—the fact that literally overnight I could put together five cocktails featuring it speaks to its versatility."

— Alex Haskell, Owner, Iron Station, NY



Highball

- *Dark & Stormy*
- *Pimm's Cup*
- *El Diablo*
- *Long Island*
- *Salty Dog*



Lowball

- *Ginger & Bourbon*
- *Gold Rush*
- *Negroni*
- *Pearl Harbor*
- *Sazerac*



Cocktail

- *Cosmopolitan*
- *Daiquiri*
- *Bee's Knees*
- *Gimlet*
- *Jack Rose*

"One of the biggest, baddest, boldest flavors around: Barrow's Intense Ginger Liqueur."

— Tasting Panel Magazine

GROWTH IN TWO YEARS

We've grown 80% annually for the past two years. And thanks to our distribution partnership with Seralles USA, we have access to top spirits distributors in North America, representing more than 10,000 sales associates and a direct sales force of 24.


Bottles Sold in 2015 (750mL): 28,764
2015 Revenue: $540,097
$600K
$500K
$400K
$300K
$200K
$100K
0
30K
25K
20K
15K
10K
5K
0
2013
2014
2015
Annual Revenue
Bottles Sold/ Year

35	**1,100**	**66%**
states currently selling	bars and restaurants	gross margins

HELP US DOMINATE THE REST OF THE COUNTRY

Barrow's Intense started by dominating the New York City market, where our ginger liqueur now sits in 217 bars and restaurants. With our new partnership with Benihana, we're on track to expand to 39 states by the end of this year.


WA
OR
ND
MN
ME
SD
WI
MI
NY
NH
NV
NE
IL
IN
OH
PA
NJ
MD
CA
CO
KS
MO
KY
TN
AZ
NM
OK
SC
MS
GA
TX
LO
AK
FL
HI
Currently Shipping in 35 States
Four More by 2016

ARE YOU INTENSE?

June 16th, 2016

Investing in a startup is Intense. Up until now only the very wealthy could partake. We're thrilled we can now have the people who helped us grow our company share in our success. You've seen all our accolades and the strong market penetration we've achieved in three short years. Just imagine what we can do moving forward with your help.

For us it's pretty simple:
We believe Barrow's Intense is a superior product the industry has been waiting for.
We believe we have a cohesive, kick-ass team.
We believe we will become a staple of the spirits world.
We believe the only missing ingredient to achieve this is the capital to make it happen.

If you believe, join us and become part of Barrow's Intense.



Josh & Eve

MEET THE FOUNDERS



Josh Morton

CEO

The creator of Barrow's Intense, Josh brings more than two decades of entrepreneurial expertise that has allowed Barrow's Intense to take root and grow with no outside investment to date.



Eve Alintuck

Vice President

A communications professional with 20+ years experience building brands and managing messaging, media relations, new product launches and major events.

AND THE REST OF THE TEAM



Danielle Hengge

Manager of Intensity



Roberto Serralles

Advisor



David Pickerell

Advisor



Jeffery McInnis

Advisor



Lindsey Johnson

Advisor



Mauro Pennella

Advisor



Julie Smith

Advisor

RAISED $25,612 FROM 28 INVESTORS



Larry Berman

Investor in various private & public corporations and partnerships. Lender at LendingClub. Currently own 70,000+ micro loans.



Zac Hill



Sumant Chhunchha

Software Developer exploring investment options for long term


Expedia

Todd Medema



Srinivas Gadiraju

Entrepreneur



Henry Henderson

aerospace electrician

MORE INVESTORS

DETAILS

– COLLAPSE ALL

What's the process behind a bottle of Barrow's Intense? ^

Barrow's Intense is made from only four ingredients: fresh ginger, water, sugar, and neutral cane spirit. We use no heat or filtration in the process letting the ground ginger macerate for at least 30 days. What you get out of a bottle of Barrow's Intense is pure, unadulterated ginger flavor.

How did Barrow's Intense start? ^

I had been making ginger liqueur for my friends for ten years before turning it into a company. A chef friend showed me the basics of making liqueur and I went from making a standard limoncello to one experimental batch after another. One of those experiments was with ginger—and it was a hit. My friends loved it. And the more ginger I put in it, the more they loved it. Eventually, it turned into a pure ginger expression and that became the base for Barrow's Intense.

Why did you decide to stick ginger specifically? ^

Ginger just happened—I had some in the house and said, "Guess I'll try that." And when people loved it, I said, :"Well, I need more of it." It was a very organic process.

Usually I would make an experimental batch and do something different every time, but because the feedback from my friends was so overwhelmingly positive about the ginger, I decided to just stick with ginger. I refined the recipe over and over again until it is what it is today.

How did you take the leap from making it for friends to creating a business? ^

Making Barrow's Intense for my friends and making it as a business is really the same thing for me. I'm having fun making it and sharing it, but now I want everyone in the country to get a taste. The decision to make a go of it as a business began when one of my friends bought every other ginger liqueur she could find on the market, threw a party and did a blind tasting with guests. Everyone chose my liqueur over every other brand that was there. Hands down, it wasn't even a contest. I began to look into doing it for real, and every time I took a step forward I got a positive reaction, so I kept moving forward. Now we're in 35 states, and I have a lot more friends.

Why did you give up a stable job to start something completely new? ^

I don't do things halfway. One must be fully committed when running a business. I think of my involvement with Barrow's Intense as the difference between being committed and involved. Think of a bacon, egg and cheese sandwich. The chicken that contributed the egg is involved. But the pig? That pig is committed. I'm the Bacon: If I'm doing something it's going to be 100%.

What makes Barrow's Intense so different? ^

The difference is in how Barrow's Intense tastes. Barrow's Intense is fresh ginger. Unlike other brands on the market, there's no heat in our process, or filtration. Our competitors are either distilled or compounded, and that means they're using extracts, i.e. taking different flavors and blending them. The flavor profile of the ginger is then altered.

Barrow's Intense is smooth, we use neutral cane spirit which compliments the ginger. So when you first smell it, it smells like ginger and not alcohol. My favorite compliment is when someone asks, "There's alcohol in this?" It tells me I'm getting the flavor profile just right.

Who are your customers? ^

We have a wide range of customers. Some view Barrow's Intense as an old-school limoncello, and they'll drink it straight. But the majority of our consumers are younger, and more cocktail focused. Bartenders love using it in their cocktails. For instance, the number one cocktail bar in the country, Williams & Graham (Tales of the Cocktail 2015 - Best American Cocktail Bar), just put us on their cocktail menu.

Why are bartenders so key to grabbing the market? ^

Bartenders are key because alcohol and spirits split into two markets: on-premise (bars and restaurants), and off-premise (markets and liquor stores).

The key with on-premise is to get bartenders excited about the product, and then activate that excitement so that when bartenders or beverage managers are creating the cocktail list they choose to use your product.

Having bartenders on-board is key to getting on cocktail menus because that increases the brand recognition that builds off-premise sales. In other words, when customers have a cocktail they enjoy, they want to know the ingredients so they can recreate it at home. Then they look for it in stores for their home bar.

Why do bartenders like Barrow's Intense? ^

Bartenders like us for a few simple reasons: We're delicious, and our flavor is pure ginger. This means Barrow's Intense works with a myriad of base drinks. Barrow's Intense goes well in a ginger margarita, martini, whiskey, gin or rum cocktail. Our flavor is complementary, not competitive with other flavor profiles. We play well with others.

Ginger is also a very popular flavor profile. Getting ginger flavors on a cocktail menu isn't the hard part. What's challenging is getting in front of the bartenders and keeping Barrow's Intense on their minds when they're developing their cocktail menu.

Who's your biggest competitor? How do you stack up? ^

Our number one competitor is Domaine de Canton, a French ginger liqueur. They're product is cognac-based, so the flavor profile reflects that along with notes of honey and other flavorings. Barrow's Intense has been and always will be all about the ginger.

Organizationally, as part of a larger conglomeration our competitor has more resources, but being part of a massive organization can diffuse focus. Barrow's Intense is singularly focused.

And it's important to note, whenever we've done a taste comparison against our competitor, Barrow's Intense has never lost. In fact, numerous high-end restaurants and bars in Manhattan and around the country have replaced Domaine de Canton with Barrow's Intense.

How do you defend your market position from new players? ^

Our national distribution partnership with Serralles USA allows Barrow's Intense to successfully contend with existing and potential players on the market. With their guidance and resources we're now on shelves across the country. Serralles USA also provides a dedicated, national sales team which would have been impossible for us to afford.

Our strongest advantage, however, lies in how the market actually works. Typically a state works with only two major distributors. In most cases, Barrow's Intense is with one distributor and our competition is with another. It's unlikely that a new ginger liqueur hitting the market would even be able to launch, because distributors already have one of the ginger liqueurs in their portfolio, and wouldn't need another. So there's no incentive for an established distributor to bring in another ginger liqueur, as it would risk upsetting the portfolio.

What are your plans to increase brand awareness? ^

We are building a guerilla marketing team or, as we call them, Team Intense. It's a group of four or five bartenders who act as brand evangelists for Barrow's Intense in each market. They'll be hitting up other bartenders to sample our liqueur in their cocktails. This gives us the direct interaction we need to get folks excited about the product. It also gives us credibility from our own users, and it's more affordable than hiring full-time brand ambassadors.

In addition, we plan to introduce 50ml bottles (minis) of Barrow's Intense. This allows for sampling off-premise through the use of hitchhikers - mini bottles of Barrow's Intense attached to full-size, established brands with recipe cards. Minis are also great for hotels so we can generate additional exposure.

How are you planning to ramp up production for increasing demand?

Our current space can quadruple our current rate of production. And in the liquor industry, demand doesn't curveball; it's not like we're going to be featured in Oprah's book club selling one case one day, and then selling 10,000 cases the next - the liquor space doesn't work like that.

It takes about one month to produce one batch, and we produce a batch every other week. We always keep about two months worth of inventory. And if we're getting low, we can quickly add another batch. We're always able to determine a month out whether or not we need to ramp up production to satisfy growing trends. It's typically a four-month sales cycle, so we will be able to foresee and satisfy demand increase.

What are your margins? How will you increase them?

Right now we're around 65%, and those are spot-on for the liquor industry. When alcohol companies get acquired, they're typically looking at 60–65% margins. With scale, Barrow's has the ability to increase them to 70% by saving on costs of bottling, packaging, and shipping.

Who's on your team?

We're a team of six. Danielle Hengge is our Manager of Intensity and she handles all aspects of production. In addition Danielle works events. Her engaging personality and knowledge of how we make Barrow's Intense makes her an excellent advocate for both trade and consumers.

Assisting with production are Noah Horner and Brandon Hernandez. Their focus and attention to detail ensures that what goes out the door is perfect. Christine Kennedy is our social media manager. When we were a tiny 7-month old self-distributing company we appeared 10 times bigger. Christine's efforts played a critical role in securing our partnership with Serralles USA.

Last but not least is my partner, Eve Alintuck. We are old friends with a deep level of trust. Eve was one of the earliest to encourage me to take my hobby and turn it into a business. As VP of Intensity she effectively manages all aspects of communication and branding, and has been key to our growth.

What makes your team so awesome?

Funny that you use that word. I always say I only work with awesome people, and the Barrow's Intense team is just that. Awesome. They're intense, they're smart, dedicated, caring people, and they kick ass. Our team comes from a variety of backgrounds outside the liquor industry. Given that we're not originally from the world of booze we've been able to bring a fresh perspective to the process. The work is hard and intense on all levels but we love what we do, we are beyond proud of what we produce, and Rule #1 is never stop having fun. Our team has taken Barrow's Intense from a hobby to an award-winning, nationally distributed craft liqueur in three short years.

What are your plans for the fundraise money?

We will start by producing our minis—50ml bottles. These mini bottles are a friendly, low-commitment level way for potential customers to taste our product. Once the ginger hits their tongue, we're confident they'll remember us and look for it on the shelves of their local corner store. This should help build our off-premise business.

The funds will also be used to test Team Intense field marketing in three markets. Team Intense will focus on building our on-premise accounts through menu placements, and awareness within the trade. We will use the feedback we get from this initial testing to further develop our on-premise activation programing.

What's the grand vision for Barrow's Intense?

Barrow's Intense will become a staple in the spirits category.

We want to do for craft liqueur what Sam Adams did for craft beers. Sam Adams spearheaded a movement for craft beer to take over bar taps. And now you can't walk into a bar without having at least a handful of craft options available. The same thing is happening with craft spirits. Barrow's Intense will be that craft liqueur you need on your shelf.

Are you full-time?

I'm am more than full-time for Barrow's Intense (Proof of Concept, LLC). That being said I also still have some part time management responsibilities for my previous computer consulting company (JEM CONSULTING). In general my work for JEM Consulting consists of managing other sub-consultants on existing project.I am currently in the process of winding down JEM Consulting and expect to slowly transition the remainder of my clients fully to other consultant partners over the next year.

ASK A QUESTION

Type your question here... ASK QUESTION

Kevin Thompson Jun 17

What is the basis for the $4 million valuation?



Josh Morton CEO FO[illegible] Jun 21

It is based on a trailing 12 month multiple of revenue (approx. 7.5x). If you refer to page 16 (in the appendix) of our presentation. Which is available under the documents after key facts section on this profile page you will see it is on the lower side of historical transactions.

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John Tierney Jun 17

How much did you gross last year? How much did you net?



Josh Morton CEO FO[illegible] Jun 17

Our full financial for 2014 and 2015 can be found in the other disclosure section as part of our Form-C below the questions.

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John Bonavita Jun 17

Why do you have so many advisers? Are they paid per Diem as a consult or are they straight salary and at what percentage of revenue is spent on them?



Josh Morton CEO FO[illegible] Jun 17

We have 6 advisors each representing different areas of the industry. We don't feel this is a large group. As far as the expense associated with them they are unpaid. We may in the future have minor costs associated with them around travel/meeting expenses. In addition, based on individual advisors contribution we will also be granting "Appreciation Units" on an case by case basis that will be drawn from the founders shares.

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James Bailar Jun 17

Do you have plans to expand into other intense flavors?



Josh Morton CEO FO[illegible] Jun 17

We are focused on the Ginger for now. But we may in the future. It is not part our current revenue models.

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Pike Porter Jun 17

What are your plans for placement in liquor stores? Your website doesn't show any place in VT that sells you, but the state is marked as one your product can be found in.



Josh Morton CEO FO[illegible] Jun 17

On the map you will see that VT is in grey. We are currently not selling in any of the grey states. VT is a small control state (the State controls market access) so it will be one of the last territories we move into.

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Daniel Irudayaraj Jun 20

What is the incentive for the investor ? Target ROI



Josh Morton CEO FO[illegible] Jun 21

We can't promise any returns. What we can say is our valuation is based on revenues and we are forecasting growing our revenue by 5x over the next 3-4 years. Longer term we expect to grow to at least 10x from 2015.

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Eric Reiplinger Jun 28

What was 1Q16 Revenue and what is the projection for full year 2016? Thanks.



Josh Morton CEO FO[illegible] Jun 30

1Q16 revenue was $144,000. Our distribution network changed in the beginning of 2016, and that caused several months of disruption to sales. As a result, we don't expect 2016 to reflect a significant increase in sales over 2015. In our opinion, the most important data point to look at is depletions. We could play with sales by over-shipping to our distributors, but it's much harder (at least for smaller brands) to manipulate depletions. But even with the disruption to our distribution network our depletions are up 25% for the first 5 months of 2016. We expect to maintain that rate throughout 2016, with increases in 2017.

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Thomas Mills Jun 25

Hi Josh, A few questions... despite the increase in sales what accounts for the increase in your loss? You have a considerable of short-term debt relative to total assets. What is the source of your debt financing? If sales continue to grow do you have plans to automate production rather than doing it by hand?



Josh Morton CEO FO[illegible] Jun 25

Hey Thomas thanks for the questions. The increase in losses are a result of our expansion into 35 states over a short period of time. In the spirits world, you invest in marketing before sales. We expect to lose money for a few more years before becoming profitable. We have plans to automate our bottling process down the road, but even without automation our gross margins are healthy for the industry. Can you please clarify what you consider short-term debt?

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Thomas Mills Jun 26

Hey Josh thanks for your quick response. How many states did you sell in for 2014?As a result of the expansion into new states what is your projected 2016 yearly revenue? I agree your margins are good. My concern is how you will be able to keep up with demand just by hand. Will you hire more workers in the near-term? On Form C you list 271,000 of short term debt. What is the source of the financing. And last question... what will you use the funds obtained from Wefunder for? Thanks!



Josh Morton CEO FO[illegible] Jun 30

Thank you for the question, and for helping us discover an error in how our debt was classified on the Form C. The reason for the delayed response is because we needed to determine the method for updating our filing. It should be fixed hopefully by the end of today. What you will see is that $70,000 should be classified as long-term debt as stated in Item 24 on the Form C as declared: Private Loan of $70,000 at 2.75% with maturity date 7/1/2023. The remaining approximate $200,000 consists of credit card and account payables on a revolving basis.

We began 2014 in only one state and ended the year in 11 states. The bulk was added in the second half of 2014. Our distribution network changed
in 2016, and that caused several months of disruption to sales. As a result, we don't expect 2016 to reflect a significant increase in sales over 2015. However, we do expect 2017 to rebound with the combination of our new distributor getting up-to-speed, and our expanded operations and infrastructure resulting from our fundraising efforts. We don't anticipate any issues keeping up with demand as we plan to transition our current part-time employees to full-time, and add additional staff as needed.

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RISKS SPECIFIC TO BARROW'S INTENSE

1. The founder still has part time management responsibilities for his previous computer consulting company(JEM CONSULTING). While he is currently in the process of winding down JEM Consulting and expects to transition the remainder of its clients to other consultant partners over the next year, there will be some distraction from Barrows Intense operations.

2. Serralles USA is our national distribution partner. If a disruption within the organization affected our distribution footprint. i.e., key personnel or financial issues, it would negatively impact our sales.

3. Potential mergers, consolidation or major supplier realignments

4. A directly competitive product introduced by a major spirits supplier

5. Major disruption to ginger supply due to global crisis or weather event

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Barrow's Intense is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$500 min INVEST

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
How do convertible notes work?
Have another question?

888-546-0325

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Joshua Morton

Owner/Founder at Proof of Concept, LLC.

Greater New York City Area | Information Technology and Services

Current: Proof of Concept, LLC., JEM Consulting

Previous: Addison Design Company, Michael Peters Design Group, London, UK

Education: Syracuse University

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Contact Info

Background

Experience

Owner/Founder
Proof of Concept, LLC.
February 2013 – Present (3 years 5 months) | Brooklyn, NY

Proof of Concept is the producer of Barrow's Intense Ginger Liqueur.

Barrow's Intense Ginger Liqueur

Owner, President
JEM Consulting
1991 – Present (25 years)

JEM Consulting specializes in creating solutions to your specific business needs. We are not just developers but rather consultants that strive to find the best solution for your business. Based in NYC we pride ourselves on the long-term relationships we build with our customers. We look forward to building that relationship with your company.

4 recommendations, including:



Kok-Yong Tan
Network Wrangler, Reality Artisans, Inc.
Working with Josh was a joy. He was easy to work with and the requirements were clearly spelled out, which ensured a... View↓



Steve Ingkavet
Freelance Creative Director: Advertising,...
Josh has in-depth knowledge and a willingness to share it. Good guy to have around. View↓

2 more recommendations↓

Technology Specialist, Information Technology Manager
Addison Design Company
June 1991 – April 1994 (2 years 11 months)

Network/Systems: Hired to bring Addison into the electronic age. Designed and implemented Macintosh network. Managed growth and implementation strategy which enabled Addison to grow a 40+ Macintosh network in less than two years. Transformed the production process from traditional to electronic pre-press during the same period. Designed and supervised the relocation of the computer network to new offices. Established and maintained electronic links to clients and Addison's branch and international offices. Responsible for annual technology budget, and purchasing.
Special Projects: Transactional-based retail multimedia kiosk, interactive PhotoCD development, Corporate recruitment disk-based electronic literature, research of on-line opportunities, electronic prepress consulting, technical consulting for electronic implementation of corporate identity programs.

Macintosh Production, Training, and Consulting
Michael Peters Design Group, London, UK
March 1990 – August 1990 (6 months)

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Top Skills

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Joshua also knows about...

- 6 Mac OS
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Education

Syracuse University
BS, Advertising
1987 – 1991

Wellesley High School
1983 – 1987

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Skiing

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ACN, FSA

Recommendations

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Owner, President
JEM Consulting



Kok-Yong Tan
Network Wrangler, Reality Artisans, Inc.

“ Working with Josh was a joy. He was easy to work with and the requirements were clearly spelled out, which ensured a successful project completion.

May 18, 2008, Kok-Yong was a consultant or contractor to Joshua at JEM Consulting



Steve Ingkavet
Freelance Creative Director: Advertising, Integrated Marketing, App Development/Design

“ Josh has in-depth knowledge and a willingness to share it. Good guy to have around.

June 13, 2007, Steve was Joshua's client



Rob B Campbell
Executive Producer at Third Wheel

“ I have hired Josh as a FileMaker developer, and he is wonderful to work with. He provides great results and has an excellent "bedside manner" with clients. He is truly a "JEM".

June 9, 2007, Rob B was Joshua's client



Somerset Waters somerset.waters@gmail.com
Instructor at California State University, Dominguez Hills

“ Josh runs a tight ship. Excellent at focusing on the vital elements for a project, he efficiently moves forward, and keeps an elegant pace with his work.

January 21, 2007, Somerset worked indirectly for Joshua at JEM Consulting

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